UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4502

Boise, ID 83711

(Address of principal executive office) (Zip Code)

(904) 824-3133

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 1, 2020, Robert Boyd tendered his resignation to Creative Learning Corp. (the “Company”) as chief accounting officer and principal financial officer, effective as of the close of business on October 1, 2020. Mr. Boyd remains a part-time employee of the Company.

(c) On October 1, 2020, the Company appointed Mike Elkin as chief financial officer of the Company, effectively immediately following Mr. Boyd’s resignation as chief financial officer on October 1, 2020. In connection with Mr. Elkin’s appointment, the Company’s board approved a salary of $4,000 per month for Mr. Elkin. Mr. Elkin does not own any common stock or options to acquire common stock in the Company.

Mr. Elkin has over 20 years of experience as a controller and financial manager.   He has a Master’s Degrees in both Accounting and Finance and currently serves as the Controller for a large REIT. Mr. Elkin was recognized by the Jacksonville Business Journal as CFO of the year. He was also honored by the Jacksonville Jewish Journal for Social Action Work in the community.  His specialties include REIT’s, Non-Profits, turnaround situations, SEC reporting, manufacturing distribution and service company experiences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE LEARNING CORPORATION

Dated: October 9, 2020	By:	/s/ Christopher Rego
	Name:	Christopher Rego
	Title:	Chief Executive Officer

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